Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of GSI Technology, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 14, 2015

VERTEX OPPORTUNITIES FUND, LP

By:	Vertex GP, LLC, General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VERTEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Manager Member

VERTEX SPECIAL OPPORTUNITIES FUND IV, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Manager

VERTEX CAPITAL ADVISORS, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
ERIC SINGER